UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Steel Connect, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[The following communication was made available by Steel Connect, Inc. to its customers.]

ModusLink Customer FAQs

What was announced?

On June 13, 2022, ModusLink’s parent company Steel Connect announced that it entered into a definitive agreement (the “Merger Agreement”) to be acquired by Steel Partners Holdings L.P., a global diversified holding company (“SPLP”) in an all-cash transaction (the “Merger”).

Who is SPLP?

SPLP is a global diversified holdings company founded in 1990 as a private investment firm and reorganized in 2008 to better preserve its successful investment strategy. Headquartered in New York, NY, SPLP has deep expertise in owning and operating businesses in a variety of industries through majority-owned subsidiaries, such as Steel Connect (in which it and its affiliates owns approximately 46.1% on an as-converted basis), as well as other associated companies and interests.

How long will it take for the Merger to close?

The Merger is expected to close in the second half of 2022, subject to approval by our shareholders as well as receipt of regulatory approvals and other customary closing conditions.

What does the Merger mean for ModusLink customers?

We believe the Merger is a win-win for all of our stakeholders, including our customers. The ModusLink team is dedicated to delivering the same high-quality services and solutions they have come to expect from us now and in the future. Until the Merger closes, it is business as usual and our focus remains on our day-to-day responsibilities.

Will there be any change to ModusLink’s solutions or services as a result of the Merger?

We and SPLP are committed operate our business in a way that continues to drive long-term success for our customers and employees. Therefore, we do not expect the focus and needs of our business to see significant change. We are committed to our clients and our focus stays dedicated to excellent turn-key customer service and innovative solutions that differentiate from our competitors.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Steel Connect by Steel Partners and their respective affiliates. In connection with the proposed merger, Steel Connect will file with the SEC and furnish to Steel Connect’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, STEEL CONNECT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Steel Connect with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Steel Connect’s website at www.steelconnectinc.com or by directing a request to Steel Connect, Inc., Attn: Chief Financial Officer, 2000 Midway Lane, Smyrna, Tennessee 37167 or by calling (914) 461-1276.

Forward-Looking Statements

This communication contains certain forward-looking statements that involve a number of risks and uncertainties. This communication contains forward-looking statements related to Steel Connect, Steel Partners and the proposed acquisition of Steel Connect by Steel Partners and their respective affiliates. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (iii) the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Steel Partners’ and Steel Connect’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Steel Partners and Steel Connect and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Steel Partners’ relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, neither Steel Partners nor Steel Connect assume any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

[The following communication was made available by Steel Connect, Inc. to its employees.]

ModusLink Employee FAQs

What was announced?

On June 13, 2022, ModusLink’s parent company Steel Connect announced that it entered into a definitive agreement (the “Merger Agreement”) to be acquired by Steel Partners Holdings L.P., a global diversified holding company (“SPLP”) in an all-cash transaction (the “Merger”).

Who is SPLP?

SPLP is a global diversified holdings company founded in 1990 as a private investment firm and reorganized in 2008 to better preserve its successful investment strategy. Headquartered in New York, NY, SPLP has deep expertise in owning and operating businesses in a variety of industries through majority-owned subsidiaries, such as Steel Connect (in which it and its affiliates own approximately 46.1% on an as-converted basis), as well as other associated companies and interests.

How long will it take for the Merger to close?

The Merger is expected to close in the second half of 2022, subject to approval by our shareholders as well as receipt of regulatory approvals and other customary closing conditions.

What can we expect between now and closing?

Until the Merger closes, it remains business as usual. We should all remain focused on our day-to-day responsibilities and serving our customers with the high-quality service and solutions they have come to expect.

What happens if the Merger falls through?

We are confident that the Merger will close as anticipated. However, should the Merger fail to close, we will remain an independent, publicly traded company.

What impact will the Merger have on my compensation and benefits?

SPLP recognize that our employees are our most valuable asset, and they share our unwavering commitment to excellence and service supporting our customers’ digital and physical supply chain needs. Until the Merger closes, it is business as usual at ModusLink. We do not anticipate any major changes to our compensation and benefit structure, other than any changes ModusLink may make in the ordinary course of business.

Will there be any layoffs?

We recognize the incredible work that our employees have done to build ModusLink into a leading global supply chain solutions company. Accordingly, we do not anticipate any layoffs at this time.

Will the business of ModusLink change after the Merger closes?

We and SPLP are committed operate our business in a way that continues to drive long-term success for our customers and employees. Therefore, we do not expect the focus and needs of our business to see significant change.

Can I buy and sell Steel Connect stock between now and closing?

Our stock will remain publicly traded until the Merger closes, and you can continue to make investment and trading decisions in line with our existing policies and regulations, including our insider trading policy.

What will happen to my Steel Connect common shares at closing?

Under the terms of the agreement, existing Steel Connect shareholders will receive $1.35 per share in cash as well as one contingent value right (a “ModusLink CVR”) to receive an additional payment amount under certain conditions as described in the Merger Agreement (the “ModusLink CVR Payment Amount”).

Can I share anything related to the Merger with my customers at this time?

The Merger has been publicly announced, so customers may approach you with questions. Please let them know it is business as usual and that the ModusLink team remains dedicated to delivering the same high-quality services and solutions they have come to expect from us now and in the future.

We believe the Merger is a win-win for all of our stakeholders, including our customers.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Steel Connect by Steel Partners and their respective affiliates. In connection with the proposed merger, Steel Connect will file with the SEC and furnish to Steel Connect’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, STEEL CONNECT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Steel Connect with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Steel Connect’s website at www.steelconnectinc.com or by directing a request to Steel Connect, Inc., Attn: Chief Financial Officer, 2000 Midway Lane, Smyrna, Tennessee 37167 or by calling (914) 461-1276.

Forward-Looking Statements

This communication contains certain forward-looking statements that involve a number of risks and uncertainties. This communication contains forward-looking statements related to Steel Connect, Steel Partners and the proposed acquisition of Steel Connect by Steel Partners and their respective affiliates. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (iii) the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Steel Partners’ and Steel Connect’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Steel Partners and Steel Connect and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Steel Partners’ relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, neither Steel Partners nor Steel Connect assume any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.